Exhibit 99.4

Conmed Healthcare Management, Inc. Announces New Multi-Year
Medical Service Contract with Coos County, Oregon

Conmed Now Provides Healthcare Services to Nine Counties in the State of Oregon

Hanover, Md.-- (BUSINESS WIRE)—June 23, 2009 -- Conmed Healthcare Management, Inc. (OTCBB:CMHM - News), a leading full service provider of correctional facility healthcare services to county detention centers, today announced that it has been awarded a new, multi-year contract with Coos County, Oregon. The total value of the contract, with a three-year initial contract period and two (2) additional one-year renewal options, is approximately $2 million over the life of the contract.

Dr. Richard W. Turner, Chairman of the Board and Chief Executive Officer of Conmed, commented, “We continue to expand our presence in the Pacific Northwest, which enhances our ability to provide cost effective medical services to this region. These counties recognize that we can provide healthcare services to them efficiently and cost effectively and we strive to continually enhance the quality of the services we provide. More and more, we are being recognized as the provider of choice for quality, fully-compliant healthcare services in the county corrections market, as this contract demonstrates.”

The new Coos County contract brings to nine (9) the number of Oregon counties which Conmed provides correctional healthcare services and it is the first time Coos County is outsourcing its inmate healthcare services. Conmed was awarded the contract in a process of competitive proposal evaluation. Under terms of the agreement, Conmed will provide a complete suite of medical services that include staffing of physicians and nurses, dental services, mental and behavioral health services, ancillary services such as laboratory and diagnostic imaging, as well as pharmacy services to approximately 100 inmates. In addition, Conmed will also provide offsite specialist and hospital services, subject to contractual limits and contingencies as defined by the contract.

Coos County is located in the southwestern part of the State of Oregon, The county boarders the Pacific Ocean on the west and Douglas County on the north and east, a county already served by Conmed. Coos County has a population of approximately 63,000.

About Conmed

Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently services detention centers and correctional facilities in thirty-five counties in seven states, including Washington, Arizona, Kansas, Maryland, Oklahoma, Oregon and Virginia. Conmed's services have expanded to include mental health, pharmacy and out-of-facility healthcare services.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "projects", "potentially" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions~~.~~; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2008. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 212-946-2849
peter@haydenir.com